SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 15, 2012

Date of Report

(Date of Earliest Event Reported)

JAVA EXPRESS, INC.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-50547	88-0515333
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

4626 North 300 West, Suite 375

Provo, Utah 84604

(Address of Principal Executive Offices)

801-705-8968

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

(a)  Previous independent registered public accounting firm:

(i)  On October 15, 2012, Java Express, Inc. (the “Company”) formally informed Madsen & Associates CPAs, Inc. of their dismissal as the Company’s independent registered public accounting firm.

(ii)  The reports of Madsen & Associates CPAs, Inc. on the Company’s financial statements as of and for the fiscal years ended March 31, 2012, and 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

(iii)  The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)  During the fiscal years ended March 31, 2012, and 2011, and through October 15, 2012, there have been no disagreements with Madsen & Associates CPAs, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Madsen & Associates CPAs, Inc. would have caused them to make reference thereto in connection with their report on the financial statements for such years.

(v)  The Company has requested that Madsen & Associates CPAs, Inc. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, a copy of which is attached hereto and incorporated herein by reference.  See Item 9.01.

(b) New independent registered public accounting firm:

(1)  On October 15, 2012 the Company engaged Sadler, Gibb & Associates, L.L.C. as its new independent registered public accounting firm. During the fiscal years ended March 31, 2012, and 2011, and through October 15, 2012, the Company had not consulted with Sadler, Gibb & Associates, L.L.C. regarding any of the following:

(i)  The application of accounting principles to a specific transaction, either completed or proposed;

(ii)  The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Sadler, Gibb & Associates, L.L.C. concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)  Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 16, 2012, Mark C. Burdge resigned as the President, Chief Executive Officer and a director of the Company.  Pursuant to the Unanimous Written Consent of the Board of Directors, Jonathan Craig Moffitt was elected to serve on the Board of Directors and to the positions of President and Chief Executive Officer, to fill the vacancies created by the resignations of Mr. Burdge.

There were no disagreements between Mr. Burdge and the Company related to his resignations or otherwise; his personal time commitments were given as the reasons for his resignations.

There has been no decision on what compensation Mr. Moffitt will receive for his service in these positions.

Mr. Moffitt is 35 years of age and was born and raised in Ridgecrest, California.  He received a B.A. degree in communications from Brigham Young University in 2001, with an emphasis in broadcast journalism.  He was employed as a teacher for two years before beginning law school at the University of Utah College of Law, where he graduated in 2006 with a Juris Doctorate degree.  Mr. Moffitt began his legal career as an in-house attorney for CHG Healthcare Services Inc. in Salt Lake City, Utah.  In 2007, he joined the firm of Zoll & Tycksen; and in 2011, he started his own law firm, Moffitt Law, LLC, where he is currently practicing.

Mr. Moffitt had no relationship with the Company prior to his appointment to these positions.

There are no family relationships between any of the directors or executive officers of the Company.

Item 9.01  Financial Statements and Exhibits

16.1

Letter of Madsen & Associates CPAs, Inc. dated October 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA EXPRESS, INC., a Nevada corporation

Date:  October 18, 2012

/s/ Jonathan Craig Moffitt

Jonathan Craig Moffitt, President and CEO